Exhibit 10.4

                                    AGREEMENT

         AGREEMENT, made this 13th day of August 2004 and effective as of the 16th day of August, 2004, between BRANDPARTNERS GROUP, INC., a Delaware Corporation (the "Company"), located at 10 Main Street, Rochester, NH 03839, and ANTHONY J. CATALDO, ("Cataldo").

                              W I T N E S S E T H:

         WHEREAS, Cataldo is serving as Non-Executive Chairman of the Company and was elected as a director by shareholders; and

         WHEREAS, Cataldo has heretofore provided and is continuing to provide certain consulting services to the Company and the Company is desirous of having Cataldo to continue to serve as a consultant to the Company.

              NOW THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL PROMISES SET FORTH HEREIN, THE PARTIES HERETO AGREE AS FOLLOWS:

        1. Cataldo in addition to his duties as serving as Non-Executive Chairman of the Company will provide advice and consultation on general corporate matters, particularly related to shareholder and investor relations, assisting the Company with respect to raising equity and other financing for the Company, and other projects as may be assigned by the Company's Board of Directors on an as needed basis for a term of three (3) years from the effective date of this Agreement.

        2. The Company shall be entitled to Cataldo's services at reasonable times, and upon Cataldo's availability during times that do not conflict with Cataldo's work on behalf of other public companies, so long as there is no conflict of interest with the business of the Company, and to the extent requested by, and subject to the direction of the Board of Directors. The Company acknowledges that Cataldo serves as Chairman of the Board of Calypte Biomedical Corporation.

        3. Cataldo shall provide Company with periodic reports either verbal or written, concerning the status of various projects assigned to Cataldo.

        4. Reasonable travel and other expenses necessarily incurred by Cataldo to render such services shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month during the term hereof. The Company shall pay expenses within five (5) business days of the receipt of a request with appropriate documentation.

        5. In consideration of the services performed by Cataldo, Cataldo will continue to receive a monthly payment of $30,000. Cataldo agrees that the within payment is inclusive of director's fees except as may be approved by the board and stockholders of the Company.


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        6. In the event of any merger or consolidation, transfer of all, or a substantial majority, of the assets of the Company or acquisition or control of fifty percent (50%) (or an amount of stock ownership that has the ability to elect the Board of Directors of Company) or more of the Company's issued and voting equity share capital by any party or by parties acting in concert or under common control change in composition of the Board of Directors without the consent or agreement of the current director or directors as the case may be, the surviving or resulting entity or the transferee or transferees of the Company's assets or its issued and voting equity share capital, shall be bound by, and shall have the benefit of, the provision of this Agreement, and the Company shall endeavor to take all actions necessary to ensure that such entity or transferee or transferees shall be bound by the provisions of the Agreement. Moreover, in the event of such merger or consolidation, transfer of all or a substantial majority of the assets of the Company, acquisition of the Company of the Company's issued and voting equity share capital as aforesaid or a change in composition of the Board of Directors without the consent or agreement of the current director or directors as the case maybe so that a majority of the Board's composition changes, Cataldo may, at his option, continue his consulting service under the terms of this Agreement, or upon giving not less than thirty
(30) days notice at any time, by registered mail, to the registered office of the Company, require the Company to effect full settlement of all Cataldo's entitlements under the terms of this Agreement, which payment shall also include the payment to Cataldo for the full term of the Agreement, but in no event less than six (6) months of monthly payments.

        7. Except in cases where this Agreement is terminated due to Cataldo being convicted of a felony involving moral turpitude or has committed an act determined to be in bad faith and to the detriment of the Company, Cataldo will be entitled to receive the full remuneration for the term of the agreement or six (6) months compensation payable in a gross amount over the applicable period, whichever is greater.

        8. In the event Cataldo should die during the term of this agreement or becomes disabled so that he can not perform under this Agreement for a period exceeding three (3) consecutive months, Cataldo or his estate, as the case may be, will be entitled to six (6) months of payments under this Agreement.

        9. Neither this agreement nor any duties or obligations under this agreement may be assigned by Cataldo without the prior written consent of the Company.

        10. The within Agreement has been approved by the Board of the Company, and Cataldo, as Chairman of the Board, has not participated in any discussions with the Board, and recused himself from any Board vote on the approval for said Agreement.

        11. Any notices to be given hereunder by either party to the other may be given either by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

        12. This agreement amends and extends the prior agreement between the parties. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.



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        13. This agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be New York County, New York.

        14. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by Cataldo during the term of this Agreement will be the property of the Cataldo, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by Cataldo under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

        15. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by Cataldo are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. Cataldo shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of Cataldo's services to the Company, or at the request of the Company before termination, Cataldo shall deliver to the Company all material in Cataldo's possession relating to the Company's business.

        16. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which Cataldo may have gained knowledge as a result of performing services hereunder.

        17. Cataldo shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom Cataldo became aware as a result of Cataldo's services to the Company hereunder, either for Cataldo or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for Cataldo or for any other person or entity.



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        18. The Company will indemnify and hold harmless Cataldo from any claims or damages related to statements prepared by or made by Cataldo that are either approved in advance by the Company, the Board or entirely based on information provided by the Company.

                                         Company:
                                         BRANDPARTNERS GROUP, INC.


                                          By:
                                            ----------------------------
                                            ANTHONY J. CATALDO











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